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                                                                   Exhibit 23.1

                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AMR Corporation Pilots Stock Option Plan of our report dated January 15, 1996, with respect to the consolidated financial statements and schedule of AMR Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Securities and Exchange Commission.


                             /s/ Ernst & Young LLP
                             ERNST & YOUNG LLP

Dallas, Texas
January 2, 1997